Exhibit 99.1

SeaChange Announces Leadership Changes

Edward Terino Resigns as CEO

Board of Directors Creates Interim Office of the Chief Executive

ACTON, Mass., February 26, 2019 – Video delivery platform leader SeaChange International (NASDAQ: SEAC) today announced that Edward Terino notified the Company’s Board of Directors that he has resigned as the Company’s Chief Executive Officer and as a Director, effective February 24, 2019. Mr. Terino’s resignation follows ongoing discussions with certain of the Company’s shareholders with respect to Board composition.

The SeaChange Board has created an interim Office of the CEO, which will provide ongoing leadership and oversight of the day-to-day operations of the Company. The Office of the CEO includes Yossi Aloni, Chief Commercial Officer; Peter Faubert, Chief Financial Officer; Marek Kielczewski, Chief Technology Officer; and David McEvoy, General Counsel.

“The SeaChange Board of Directors has always and consistently acted in the best interest of the Company and all of its shareholders and remains focused on creating long-term shareholder value,” said William Markey, Chairman of the SeaChange Board of Directors. “We are fortunate to have a talented and experienced group of senior leaders at SeaChange who can step into the Office of the CEO. We are confident that Yossi, Peter, Marek and David will collectively continue moving the Company forward to achieve our overall goals and strategies.”

The Board strongly rejects the assertions and characterizations made in Mr. Terino’s letter of resignation. The Board believes its actions have always been and are consistently in the best interest of the Company and all shareholders, including its engagement with existing shareholders and a potential customary cooperation agreement with the Company’s largest shareholder.

About SeaChange International

For 25 years, SeaChange (Nasdaq: SEAC) has pioneered innovative solutions to help video providers around the world manage and monetize their content. As the video industry rapidly evolves to meet the “anytime, anywhere” demands of today’s viewers, SeaChange’s comprehensive content, business, viewer experience and advertising management solutions provide a mature, network-agnostic, cloud-enabled platform of scalable core capabilities that video service providers, broadcasters, content owners and brand advertisers need to create the personalized, indivisual™ experiences that drive viewer engagement and monetization. For more information, please visit www.seachange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including future operations, future communications with stockholders and any potential cooperation agreement, are neither promises nor guarantees and may constitute “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Numerous factors could cause actual future results to differ materially from current expectations expressed or implied by such forward-looking statements, including the risks and other risk factors detailed in various publicly available documents filed by the Company from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2018. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers not to rely on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”). The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2019, Annual Meeting (the “2019 Proxy Statement”), together with a WHITE proxy card STOCKHOLDERS ARE URGED TO READ THE 2019 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, none of whom owns in excess of 1 percent of the Company’s outstanding shares of common stock, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2019 Proxy Statement and other materials to be filed with the SEC in connection with the 2019 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2018 annual meeting of stockholders (the “2018 Proxy Statement”), filed with the SEC on May 25, 2018. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2018 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the 2019 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2019 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.seachange.com) or by contacting the Company at 50 Nagog Park, Acton, MA 01720, Attention: General Counsel.

Contact

Mary T. Conway

Conway Communications

781-772-1679

mary.conway@schange.com